                                                                     EXHIBIT 4.2


                           SECOND AMENDED AND RESTATED
                         REAL GOODS TRADING CORPORATION
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN




                  1.    Name and Purposes.

                        (a) This Plan is the Second Amended and Restated Real Goods Trading Corporation Non-Employee Directors' Stock Option Plan (the "Plan").

                        (b) The purposes of the Plan are (i) to promote ownership by non-employee Directors of a greater proprietary interest in Real Goods Trading Corporation (the "Company"), thereby aligning such Directors' interests more closely with the interests of the stockholders of the Company and
(ii) to assist the Company in attracting and retaining qualified persons to serve as non-employee Directors.

                  2. Definitions. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

                        (a) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code include regulations thereunder and successor provisions and regulations.

                        (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules.

                        (c) "Fair Market Value" means a value for each share of Stock determined as follows: If the Stock is listed on the Pacific, American or New York Stock Exchange, the mean of the high and low sale prices of the Stock on such Exchange as of the effective date of the Fair Market Value determination or, if there is no trading on that date, on the last date on which there was trading may be considered to be the Fair Market Value of such Stock. During such time as the Stock is not listed on any of the aforesaid Exchanges and is publicly traded, its Fair Market Value may be considered to be the mean between dealer bid and asked quotations in the over-the-counter market on the determination date, as reported by the National Association of Securities Dealers, Inc. Where, however, (i) the Stock is not publicly traded or listed or
(ii) such market quotations are unavailable or not reflective of actual transactions, or (iii) they do not, in the opinion of the Board of Directors, accurately reflect the true value of the Stock, the Board may use any method it deems reasonable to ascertain the Fair Market Value of the Stock.

                        (d) "Option" means the right, granted to a Participant under Section 6, to purchase Stock at the specified exercise price for a specified period of time under the Plan.


                                                                        28 of 35

                        (e) "Participant" means a Director who is eligible to receive and is granted Options under the Plan.

                        (f) "Stock" means the Common Stock, without par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 7.

                  3. Shares Available Under the Plan. The total number of shares of Stock reserved and available for delivery under the Plan is One Hundred Thousand (100,000), subject to adjustment as provided in Section 7 below. Such shares may be authorized but unissued shares. If any Option expires or terminates for any reason without having been exercised in full, the shares remaining subject to such Option will again be available for delivery under the Plan.

                  4. Administration of the Plan. The Plan will be administered by the Board of Directors of the Company or any committee they may designate from time to time, provided that any action by the Board of Directors relating to the Plan will be taken only if, in addition to any other required vote, approved by the affirmative vote of the majority of the Directors who are not then eligible to participate under the Plan.

                  5. Eligibility. Each Director of the Company who on any date on which an Option is to be granted hereunder, is not an employee of either the Company or any parent or subsidiary of the Company will be eligible to receive a grant of an Option at such date. Any eligible director may permanently or temporarily disclaim issuance of an option hereunder by submitting a written notice to the Company stating such refusal; upon any withdrawal of such disclaimer, the director shall automatically be granted an option hereunder as if he had been first elected on the date of withdrawal of the disclaimer. If an eligible Director who receives an Option subsequently becomes an employee, the Option shall remain in effect and shall continue to vest in accordance with its terms, but no additional options shall be granted hereunder to such person. No person other than those specified in this Section 5 will participate in the Plan.

                  6. Stock Options. An option to purchase 10,000 shares of Stock shall be granted under the Plan to each person who first becomes a non-employee Director of the Company on or after May 21, 1996. An option to purchase 10,000 shares of Stock less the number of shares previously subject to options hereby shall be granted to each Director as of May 21, 1996 who previously participated in this Plan. Additionally, an option to purchase 2,000 shares of Stock shall be granted under the Plan on the sixth and each succeeding anniversary of service on the Board to each eligible non-employee Director who continues to serve as a Director of the Company, which option shall, notwithstanding the provisions of subparagraph (c) below, be immediately exercisable. Options granted under the Plan will be non-qualified stock options which will be subject to the following terms and conditions:

                        (a) Exercise Price. The exercise price per share of Stock purchasable under an Option will be equal to one hundred percent (100%) of the Fair Market Value of Stock on the date of grant of the Option.

                        (b) Option Term. Each Option will expire at the earlier of (i) ten (10) years after the date of grant, (ii) twelve months after the Participant ceases to serve as a Director of the Company due to death, permanent disability, or retirement at or after age 65, or (iii) ten (10)


                                                                        29 of 35
days after the Participant ceases to serve as a Director of the Company for any reason other than death, permanent disability, or retirement at or after age 65.

                        (c) Exercisability. Options granted pursuant to this Plan will vest and become exercisable as follows:

                    Cumulative
               Percentage of Stock
                Subject to Option     Vesting Date
               -------------------    ------------

                       20%            First Anniversary of Date of Grant
                       40%            Second Anniversary of Date of Grant
                       60%            Third Anniversary of Date of Grant
                       80%            Fourth Anniversary of Date of Grant
                      100%            Fifth Anniversary of Date of Grant


This Option shall be exercisable at any time during the Option Period with respect to any shares which have vested in accordance with the foregoing schedule. Any portion of the Option that is not exercised shall accumulate and may be exercised at any time during the Option Period. In no event shall the Company be required to issue fractional shares. Notwithstanding anything to the contrary herein, an Option previously granted to a Participant will be exercisable after the Participant ceases to serve as a Director of the Company for any reason other than death, disability, or retirement at or after age 65 only if the Option was exercisable at the date of such cessation of service.

                        (d) Method of Exercise. Each Option may be exercised, in whole or in part, at such time as it is exercisable and prior to its expiration by giving written notice of exercise to the Company specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the exercise price in cash (including by check) or by surrender of shares of Stock of the Company acquired by the Participant at least six (6) months prior to the exercise date and having a Fair Market Value at the time of exercise equal to the exercise price, or a combination of a cash payment and surrender of such Stock.

                  7. Adjustment Provisions. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend having a value in excess of 150% of the quarterly dividends paid during the preceding twelve-month period, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board of Directors will, in an equitable manner that is substantially proportionate to the change to the Stock, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance and delivery under the Plan, (ii) the number or kind of shares of Stock to be subject to each automatic grant of Options under Section 6, and (iii) the number and kind of shares of Stock issuable or deliverable upon exercise of outstanding Options, and/or the exercise price per shares thereof (provided that no fractional shares will be issued upon exercise of any Option). The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to preserve, without exceeding, the value of outstanding Options and potential grants of Options. If at any date an insufficient


                                                                        30 of 35
number of shares are available for the automatic grant of Options at that date, Options will be automatically granted under Section 6 proportionately to Participants to the extent shares are available.

                  8. Changes to the Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options under the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if the Board of Directors determines in its discretion to seek such stockholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option; and provided further, that any Plan provision that specifies the Directors who may receive grants of Options, the amount and price of securities to be granted to such Directors, and the timing of grants to such Directors, or is otherwise a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.

                  9.    General Provisions.

                        (a) Consideration of Grants; Agreements. Options will be granted under the Plan in consideration of the services of the Participants and, except for the payment of the Option exercise price upon exercise of the options, no other consideration shall be required therefor. Grants of Options will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board of Directors may from time to time approve.

                        (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Stock in connection with any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law, any requirement under any listing agreement between the Company and any automated quotation system or national securities exchange, or any other law, regulation or contractual obligation, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                        (c) Non-Transferability. Except as provided below, each Option granted pursuant to this Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes. Notwithstanding anything to the contrary herein, if permitted by the terms of the applicable Stock Option Agreement, Options may be transferred by an Optionee to the


                                                                        31 of 35
following Permitted Transferees: (a) to a testamentary trust whose only life or term beneficiary consists of a spouse and/or issue of an Optionee and whose ultimate remainder interest is distributable only to the issue or spouse of an Optionee; and (b) by inter vivos gift or other transfer to a trust for the benefit of an Optionee, an Optionee's issue and/or spouse of an Optionee, provided that the ultimate remainder interest is distributable only to the issue or spouse of an Optionee (cumulatively, subparagraphs (a) and (b) shall be referred to as "Permitted Transfers" and such persons or entities as "Permitted Transferees"). For purposes of this Plan, the term "issue" shall include natural children or issue, or any adopted children or issue, provided that the adopted child was a minor living with the adopting parent at the time of the adoption. Any Permitted Transferee to whom an Option is transferred shall hold such Stock subject to all of the terms of this Plan and the applicable Stock Option Agreement.

                        (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options to a Participant. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to any such grant to a Participant, or would cause any Participant no longer to be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant. In addition, the Board of Directors shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder, to make any adjustment under Section 7, or take other action if and to the extent such authority would cause a Participant's transactions under the Plan not to be exempt, or would cause any Participant no longer to be deemed a "disinterested person" under Rule 16b- 3 under the Exchange Act.

                        (e) Continued Service as a Director. If a Participant ceases serving as a Director and, immediately thereafter, he or she is employed by the Company or any subsidiary, then solely for purposes of Sections 6(b) and
(c) of the Plan, such Participant will not be deemed to have ceased service as a Director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director; provided, however, that such former Director will not be eligible for additional grants of Options under the Plan.

                        (f) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights to continue to serve as a Director of the Company.

                        (g) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights of a stockholder of the Company unless and until an Option is duly exercised hereunder.

                        (h) Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the State of California; and the validity, construction, interpretation and effect of the Plan and all rights of any of the persons having or claiming to have any interest in the Plan shall be governed by the laws of the State of California.


                                                                        32 of 35

                  10. Effective Date and Duration of Plan. The Plan will be effective at the time stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the shares of Stock present in person, or represented by proxy, and entitled to vote at a meeting of the Company's stockholders duly held in accordance with the California Corporations Code or any adjournment thereof. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for issuance or delivery under the Plan and the Company has no further rights or obligations with respect to outstanding Options under the Plan.




                                                                        33 of 35